UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2018

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Shareholders of Aqua America, Inc. (the “Company”) was held on May 8, 2018 at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, pursuant to the Notice sent, on or about March 29, 2018, to all shareholders of record at the close of business on March 9, 2018. At the annual meeting:

1. The following nominees were elected as directors of the Company to serve for one-year terms and until their successors are elected and qualified. The votes received are set forth adjacent to the names below:

Name of Nominee	For	Withheld
Carolyn J. Burke	109,512,997	1,186,920
Nicholas DeBenedictis	108,507,970	2,191,947
Christopher H. Franklin	107,081,602	3,618,315
William P. Hankowsky	97,526,256	13,173,661
Daniel J. Hilferty	108,937,255	1,762,662
Wendell F. Holland	109,538,648	1,161,269
Ellen T. Ruff	109,043,069	1,656,848

There were 41,022,179 broker non-votes recorded for each nominee.

2. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2018 fiscal year, was ratified by the following vote of shareholders:

For	Against	Abstain
149,114,400	2,038,123	569,573

There were no broker non-votes for the ratification of the independent registered public accounting firm.

3. The advisory vote to approve the compensation paid to the Company’s named executive officers for 2017 as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders was approved by the following vote of shareholders:

For	Against	Abstain	Broker Non-Votes
103,353,240	5,503,135	1,843,542	41,022,179

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA AMERICA, INC.
May 11, 2018	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Senior Vice President, General Counsel and Secretary

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